UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2006

GENEREX BIOTECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-25169	98-0178636
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

33 Harbour Square, Suite 202, Toronto, Ontario Canada	M5J 2G2
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 364-2551

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02	Unregistered Sales of Equity Securities.
Item 3.03	Material Modification to Rights of Security Holders.

On February 27, 2006, Generex Biotechnology Corporation (the “Company”) and four of its investors, Iroquios Capital LP (“Iroquois”), Cranshire Capital, L.P. (“Cranshire”), Smithfield Fiduciary LLC (“Smithfield”) and Omicron Master Trust (“Omicron” and together with Iroquois, Cranshire and Smithfield, the “Investors”) amended the terms of outstanding warrants to purchase common stock (“Warrants”) to accelerate their exercise date to February 27, 2006. These Warrants consist of Warrants issued (i) to Omicron on July 22, 2005 for 243,902 shares of the Company’s common stock at $0.82 per share and currently exercisable; (ii) to Cranshire on October 20, 2005 for 300,000 shares of the Company’s common stock at $1.20 per share and originally exercisable on April 20, 2006; (iii) to Iroquois on October 20, 2005 for 609,756 shares of the Company’s common stock at $1.20 per share and originally exercisable on April 20, 2006; (iv) to Cranshire on October 27, 2005 for 309,756 shares of the Company’s common stock at $1.25 per share and originally exercisable on April 27, 2006; (v) to Omicron and Smithfield on October 27, 2006 for 609,756 shares each of the Company’s common stock at $1.25 per share and originally exercisable on April 27, 2006; (vi) to each of the Investors on October 27, 2005 for 304,878 shares each of the Company’s common stock at $1.25 per share and originally exercisable on April 27, 2006; (vii) to Cranshire on December 9, 2005 for 1,829,268 shares of the Company’s common stock at $1.25 per share and originally exercisable on June 9, 2006; and (viii) to each of the Investors on January 20, 2006 for 952,381 shares each of the Company’s common stock at $1.05 per share and originally exercisable on July 20, 2006.

The Investors agreed to immediately exercise 100% of these Warrants (for aggregate gross proceeds to the Company of $11,014,267) in exchange for (a) the acceleration of the exercise periods and (b) the issuance of additional warrants equal to 50% of the exercised Warrants (an aggregate of 4,770,617 shares). The new warrants will have an exercise price of $3.00 per share and will be exercisable for five years commencing on August 27, 2006.

The offer and sale of the warrants to the Investors, including the shares of common stock into which such warrants are exercisable, are exempt from registration under the Securities Act of 1933, as amended (“Securities Act”), in reliance upon Section 4(2) thereof. Each of the Investors has previously represented and warranted to the Company that it is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act. The certificates representing such warrants and shares of common stock issued upon exercise of such warrants will be legended to indicate that they are restricted. The sale of such securities did not involve the use of underwriters, and no commissions were paid in connection therewith.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Agreement to amend Warrants between the Company and Cranshire dated February 27, 2006.

4.2	Agreement to amend Warrants between the Company and Omicron dated February 27, 2006.

4.3	Agreement to amend Warrants between the Company and Iroquois dated February 27, 2006.

4.4	Agreement to amend Warrants between the Company and Smithfield dated February 27, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENEREX BIOTECHNOLOGY CORPORATION

Dated: February 27, 2006	By:	/s/ Rose C. Perri
Chief Operating Officer and Chief Financial Officer (principal financial officer)

EXHIBIT INDEX

4.1	Agreement to amend Warrants between the Company and Cranshire dated February 27, 2006.

4.2	Agreement to amend Warrants between the Company and Omicron dated February 27, 2006.

4.3	Agreement to amend Warrants between the Company and Iroquois dated February 27, 2006.

4.4	Agreement to amend Warrants between the Company and Smithfield dated February 27, 2006.